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                                                                      Exhibit 99
[GRAPHIC REMOVED HERE]

                                                         Release: IMMEDIATE
                                                         For:     HADRON, INC.
                                                                  (Symbol: HDRN)
Contact:  Amber Gordon
          (703) 329-9400

              HADRON NAMES RON ALEXANDER AS CHIEF FINANCIAL OFFICER

Alexandria, VA, November 5, 2001 -- HADRON, INC. (OTC.BB: HDRN) today announced that Ronald B. Alexander has been named to the position of Vice President and Chief Financial Officer.

         "Ron Alexander brings to Hadron solid expertise in public company financial management, mergers and acquisitions, investment banking and strategic planning," said Sterling Phillips, Hadron President and CEO. "Hadron recently acquired Analex Corporation, which more than doubled the Company's revenues and tripled its employee base. Given this tremendous growth and the increasing market for the Company's homeland security services, Hadron needs a strong CFO and Mr. Alexander is the perfect fit," Mr. Phillips concluded.

         "I am pleased to join Hadron and look forward to working with Sterling Phillips to implement his dynamic growth plans for the Company," said Mr. Alexander. "Especially during this time of international conflict, it is gratifying to become part of a company dedicated to supporting our national security and defense," he added.

         Mr. Alexander's extensive experience as a senior financial executive in public companies includes positions as chief financial officer with TTC, a NASDAQ telecommunications equipment and software provider; AppNet Systems, Inc., a NASDAQ e-Commerce infrastructure professional services provider; GRC International, a New York Stock Exchange information technology, engineering and consulting company with a specialization in work for the Department of Defense; and Commodore International, a New York Stock Exchange computer manufacturer.

         Mr. Alexander holds a bachelor's degree in math and physics from Columbia College, a law degree from Columbia Law School and a masters in taxation from the New York University School of Law. Mr. Alexander lives in Oakton, Virginia with his wife and two children.

         HADRON specializes in developing intelligence and biodefense solutions in support of our Nation's security. Hadron focuses on developing innovative technical solutions for the intelligence community, analyzing and supporting defense systems and developing medical defenses and treatments for toxic agents used in biological warfare and terrorism. The Company's stock trades on the OTC Electronic Bulletin Board under the symbol HDRN. HADRON can be found on the Internet at www.hadron.com. HADRON investor relations can be contacted at (703) 329-9400 or via email at agordon@hadron.com.

                                                                        MORE ...

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HADRON NEWS RELEASE:  Ron Alexander Named CFO                             Page 2
November 5, 2001



Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may," "will" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the information services, engineering services, software development and government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Hadron undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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